Exhibit 99.1
The Priceline Group Reports Financial Results for 3rd Quarter 2015
NORWALK, CT – November 9, 2015. . . The Priceline Group Inc. (NASDAQ: PCLN) today reported its 3rd quarter 2015 financial results. Third quarter gross travel bookings for The Priceline Group (the "Group"), which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by its customers, were $14.8 billion, an increase of 7% over a year ago (approximately 22% on a constant currency basis).
The Group's gross profit for the 3rd quarter was $2.9 billion, a 12% increase from the prior year (approximately 29% on a constant currency basis). International operations contributed gross profit in the 3rd quarter of $2.6 billion, an 11% increase versus a year ago (approximately 29% on a constant currency basis). The Group had GAAP net income applicable to common shareholders for the 3rd quarter of $1.2 billion, or $23.41 per diluted share, which compares to $1.1 billion or $20.03 per diluted share, in the same period a year ago.
Non-GAAP net income in the 3rd quarter was $1.3 billion, a 10% increase versus the prior year. Non-GAAP net income was $25.35 per diluted share, compared to $22.16 per diluted share a year ago. FactSet consensus for the 3rd quarter 2015 was $24.21 per diluted share. Adjusted EBITDA for the 3rd quarter 2015 was $1.6 billion, an increase of 12% versus a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
“The Priceline Group delivered strong growth and operating results during its high travel season,” said Darren Huston, President and CEO of The Priceline Group. “Globally, our accommodation business booked a record 116 million room nights in the 3rd quarter, up 22% over the same period last year.  Gross profit grew 29% on a constant currency basis.  Booking.com showed continued positive momentum with over 820,000 properties on its platform, up 38% over last year.  This represents over 21 million potentially bookable rooms, the largest, and most diverse, selection of directly bookable accommodations in the world.”
Looking forward, Mr. Huston said, “The Group’s mission is to help people experience the world.  We continue to be the most valuable platform in the world exclusively dedicated to this pursuit.  We will continue to focus on making the right investments across our six brands - in people, systems, and demand - to continue to profitably grow our business.”
The Priceline Group said it was targeting the following for 4th quarter 2015:

•	Year-over-year increase in total gross travel bookings of approximately 1% - 8% (an increase of approximately 13% - 20% on a constant currency basis).

•	Year-over-year increase in international gross travel bookings of approximately 3% - 10% (an increase of approximately 17% - 24% on a constant currency basis).

•	U.S. gross travel bookings are expected to decrease by 5% - 10% as compared to 4th quarter 2014.

•	Year-over-year increase in revenue of approximately 1% - 8%.

•	Year-over-year increase in gross profit of approximately 3% - 10% (an increase of approximately 14% - 21% on a constant currency basis).

•	Adjusted EBITDA of approximately $710 million to $760 million.

•	Non-GAAP net income per diluted share between $11.10 and $11.90.

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Non-GAAP guidance for the 4th quarter 2015:

•	excludes non-cash amortization expense of intangibles,

•	excludes non-cash stock-based employee compensation expense,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment, if any, related to cash-settled convertible debt,

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes the impact, if any, of significant costs related to acquisitions,

•	excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments, and

•	includes the dilutive impact of unvested restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation.
The Priceline Group highlighted that its forecast assumes currency exchange rates of $1.07 per Euro and $1.51 per British Pound for the remainder of the quarter, which results in average exchange rates for the quarter that would be 13% weaker for the Euro and 4% weaker for the British Pound as compared to the prior year. Therefore, currency exchange rates are expected to significantly reduce the Company's growth rates expressed in U.S. dollars.
In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense and income taxes and includes the impact of foreign currency transactions and other expenses.
When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $265 million in the 4th quarter 2015. In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $104 million in the 4th quarter 2015. The Group estimates GAAP net income per diluted share between $9.10 and $9.90 for the 4th quarter 2015.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for leisure and other travel services;
-- the effects of increased competition;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to expand successfully in international markets;
-- our online advertising efficiency;
-- any change by a major search engine in how it presents travel search results or conducts its auction for search placement in a manner that is competitively disadvantageous to us;
-- adverse changes in the Group's relationships with travel service providers;
-- systems-related failures and/or security breaches;
-- the ability to attract and retain qualified personnel; and

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-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results. Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense and is adjusted to exclude stock-based employee compensation expense, gains and losses on early debt extinguishment, significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings and significant acquisition costs.
Non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group's on-going performance because they provide a useful comparison of the Group's projected cash earnings and performance with its historical results from prior periods and to those of its competitors (though competitors may calculate similar non-GAAP financial measures differently than those calculated by the Group). These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP financial information for the three and nine months ended September 30, 2015 and 2014 are adjusted for the following items:

•	Amortization expense of intangibles is excluded because it does not impact cash earnings.

•	Stock-based employee compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•	Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•
Significant charges or credits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings, including the net reversal of previously accrued travel transaction taxes (including estimated interest and penalties) of $13.7 million and $30.1 million, in the three and nine months ended September 30, 2015, respectively, principally related to a favorable ruling in the State of Hawaii, are excluded because the amount and timing of these items are unpredictable, are not driven by core operating results and render comparisons with prior periods less meaningful. There were no such charges or credits in either the three or nine months ended September 30, 2014.

•
Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carryforwards.

•	For calculating non-GAAP net income per share:

◦	net income is adjusted for the impact of the non-GAAP adjustments described above; and

◦	additional unvested restricted stock units and performance share units are included in the

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calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.
The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.

About The Priceline Group
The Priceline Group (NASDAQ: PCLN) is the world leader in online travel and related services, provided to customers and partners in over 200 countries through six primary brands - Booking.com, priceline.com , KAYAK, agoda.com, rentalcars.com, and OpenTable. The Priceline Group’s mission is to help people experience the world.  For more information, visit PricelineGroup.com.

###
For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@pricelinegroup.com
For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@pricelinegroup.com

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The Priceline Group Inc. UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$1,841,658	$3,148,651
Restricted cash	827	843
Short-term investments	1,211,184	1,142,182
Accounts receivable, net of allowance for doubtful accounts of $17,149 and $14,212, respectively	890,532	643,894
Prepaid expenses and other current assets	264,256	178,050
Deferred income taxes	90,500	153,754
Total current assets	4,298,957	5,267,374
Property and equipment, net	257,135	198,953
Intangible assets, net	2,203,270	2,334,761
Goodwill	3,386,519	3,326,474
Long-term investments	6,327,630	3,755,653
Other assets	141,259	57,348
Total assets	$16,614,770	$14,940,563

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$388,528	$281,480
Accrued expenses and other current liabilities	780,784	600,758
Deferred merchant bookings	413,495	460,558
Convertible debt	—	37,195
Total current liabilities	1,582,807	1,379,991
Deferred income taxes	952,388	1,040,260
Other long-term liabilities	131,474	103,533
Long-term debt	5,421,328	3,849,756
Total liabilities	8,087,997	6,373,540

Convertible debt	—	329

Stockholders' equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 62,026,743 and 61,821,097 shares issued, respectively	482	480
Treasury stock, 11,847,933 and 9,888,024 shares, respectively	(5,073,400)	(2,737,585)
Additional paid-in capital	5,097,560	4,923,196
Accumulated earnings	8,687,596	6,640,505
Accumulated other comprehensive loss	(185,465)	(259,902)
Total stockholders' equity	8,526,773	8,566,694
Total liabilities and stockholders' equity	$16,614,770	$14,940,563

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The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Agency revenues	$2,345,673	$2,099,629	$5,127,174	$4,615,169
Merchant revenues	596,503	613,535	1,637,191	1,707,786
Advertising and other revenues	160,725	123,333	459,627	278,919
Total revenues	3,102,901	2,836,497	7,223,992	6,601,874
Cost of revenues	155,619	216,519	511,568	692,429
Gross profit	2,947,282	2,619,978	6,712,424	5,909,445
Operating expenses:
Advertising — Online	801,147	699,814	2,215,181	1,860,317
Advertising — Offline	51,440	71,593	181,325	183,093
Sales and marketing	93,069	86,092	269,536	225,456
Personnel, including stock-based compensation of $58,274, $46,136, $172,446 and $120,108, respectively	305,329	259,471	853,469	675,854
General and administrative	109,706	97,902	308,829	261,950
Information technology	28,830	24,802	81,347	72,068
Depreciation and amortization	69,054	57,599	201,730	136,262
Total operating expenses	1,458,575	1,297,273	4,111,417	3,415,000
Operating income	1,488,707	1,322,705	2,601,007	2,494,445
Other income (expense):
Interest income	14,682	2,490	39,315	5,165
Interest expense	(41,436)	(22,953)	(116,462)	(57,804)
Foreign currency transactions and other	(5,783)	3,347	(12,070)	(4,399)
Total other income (expense)	(32,537)	(17,116)	(89,217)	(57,038)
Earnings before income taxes	1,456,170	1,305,589	2,511,790	2,437,407
Income tax expense	259,438	243,336	464,699	467,485
Net income	$1,196,732	$1,062,253	$2,047,091	$1,969,922
Net income applicable to common stockholders per basic common share	$23.67	$20.27	$39.87	$37.65
Weighted-average number of basic common shares outstanding	50,550	52,405	51,344	52,319
Net income applicable to common stockholders per diluted common share	$23.41	$20.03	$39.40	$37.13
Weighted-average number of diluted common shares outstanding	51,130	53,024	51,952	53,048

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The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Nine Months Ended September 30,
	2015	2014
OPERATING ACTIVITIES:
Net income	$2,047,091	$1,969,922
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	73,520	54,704
Amortization	128,210	81,558
Provision for uncollectible accounts, net	17,242	14,150
Deferred income taxes	(63,675)	46,451
Stock-based compensation expense and other stock-based payments	174,068	122,120
Amortization of debt issuance costs	5,913	3,818
Amortization of debt discount	49,868	39,079
Loss on early extinguishment of debt	3	6,254
Changes in assets and liabilities:
Accounts receivable	(289,604)	(353,357)
Prepaid expenses and other current assets	(86,808)	(35,341)
Accounts payable, accrued expenses and other current liabilities	191,881	209,557
Other	(26,550)	202
Net cash provided by operating activities	2,221,159	2,159,117

INVESTING ACTIVITIES:
Purchase of investments	(5,597,897)	(7,327,635)
Proceeds from sale of investments	3,180,981	9,703,032
Additions to property and equipment	(126,637)	(90,725)
Acquisitions and other investments, net of cash acquired	(135,664)	(2,496,084)
Proceeds from foreign currency contracts	453,818	14,354
Payments on foreign currency contracts	(448,640)	(94,661)
Change in restricted cash	—	9,309
Net cash used in investing activities	(2,674,039)	(282,410)

FINANCING ACTIVITIES:
Proceeds from revolving credit facility	—	995,000
Payments related to revolving credit facility	—	(995,000)
Proceeds from the issuance of long-term debt	1,619,951	2,282,217
Payment of debt issuance costs	(13,507)	(16,241)
Payments related to conversion of senior notes	(147,629)	(121,925)
Repurchase of common stock	(2,267,384)	(245,456)
Payments of contingent consideration	(10,700)	—
Proceeds from exercise of stock options	19,139	12,434
Excess tax benefits on stock-based awards	90,935	14,139
Net cash (used in) provided by financing activities	(709,195)	1,925,168
Effect of exchange rate changes on cash and cash equivalents	(144,918)	(48,145)
Net (decrease) increase in cash and cash equivalents	(1,306,993)	3,753,730
Cash and cash equivalents, beginning of period	3,148,651	1,289,994
Cash and cash equivalents, end of period	$1,841,658	$5,043,724
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$499,421	$412,185
Cash paid during the period for interest	$50,400	$14,531
Non-cash investing activity for contingent consideration	$9,170	$13,310
Non-cash financing activity for acquisitions	$—	$13,752

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The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT		Three Months Ended September 30,		Nine Months Ended September 30,
		2015	2014	2015	2014

	GAAP Gross profit	$2,947,282	$2,619,978	$6,712,424	$5,909,445

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	(13,655)	—	(30,059)	—

	Non-GAAP Gross profit	$2,933,627	$2,619,978	$6,682,365	$5,909,445

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended September 30,		Nine Months Ended September 30,
		2015	2014	2015	2014

	GAAP Operating income	$1,488,707	$1,322,705	$2,601,007	$2,494,445

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	(13,655)	—	(30,059)	—
(b)	Stock-based employee compensation	58,274	46,136	172,446	120,108
(c)	Amortization of intangible assets	42,229	35,784	128,210	81,558

	Non-GAAP Operating income	$1,575,555	$1,404,625	$2,871,604	$2,696,111

	Non-GAAP Operating income as a % of Non-GAAP Gross profit	53.7%	53.6%	43.0%	45.6%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Three Months Ended September 30,		Nine Months Ended September 30,
		2015	2014	2015	2014

	GAAP Net income applicable to common stockholders	$1,196,732	$1,062,253	$2,047,091	$1,969,922

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	(13,655)	—	(30,059)	—
(b)	Stock-based employee compensation	58,274	46,136	172,446	120,108
(d)	Depreciation and amortization	69,054	57,599	201,730	136,262
(e)	Interest income	(14,682)	(2,490)	(39,315)	(5,165)
(e)	Interest expense	41,436	22,953	116,462	57,804
(f)	Loss on early extinguishment of convertible debt	—	124	3	6,254
(g)	Income tax expense	259,438	243,336	464,699	467,485

	Adjusted EBITDA	$1,596,597	$1,429,911	$2,933,057	$2,752,670

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The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME		Three Months Ended September 30,		Nine Months Ended September 30,
		2015	2014	2015	2014

	GAAP Net income applicable to common stockholders	$1,196,732	$1,062,253	$2,047,091	$1,969,922

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	(13,655)	—	(30,059)	—
(b)	Stock-based employee compensation	58,274	46,136	172,446	120,108
(c)	Amortization of intangible assets	42,229	35,784	128,210	81,558
(f)	Debt discount amortization related to convertible debt	15,703	14,133	47,053	37,080
(f)	Loss on early extinguishment of convertible debt	—	124	3	6,254
(h)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	4,959	24,016	21,007	51,103
	Non-GAAP Net income applicable to common stockholders	$1,304,242	$1,182,446	$2,385,751	$2,266,025

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended September 30,		Nine Months Ended September 30,
		2015	2014	2015	2014

	GAAP weighted-average number of diluted common shares outstanding	51,130	53,024	51,952	53,048
(i)	Adjustment for unvested restricted stock units and performance share units	319	338	278	293
	Non-GAAP weighted-average number of diluted common shares outstanding	51,449	53,362	52,230	53,341
	Net income applicable to common stockholders per diluted common share
	GAAP	$23.41	$20.03	$39.40	$37.13
	Non-GAAP	$25.35	$22.16	$45.68	$42.48

(a)	Adjustment for travel transaction taxes (including estimated interest and penalties) principally related to a favorable ruling in the State of Hawaii is recorded in Cost of revenues.
(b)	Stock-based employee compensation is recorded in Personnel expense.
(c)	Amortization of intangible assets is recorded in Depreciation and amortization.
(d)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(e)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(f)
Non-cash interest expense related to the amortization of debt discount and loss on early extinguishment of convertible debt are recorded in Interest expense and Foreign currency transactions and other, respectively.

(g)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(h)	Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.
(i)
Additional shares related to unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude employee stock-based compensation expense.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

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The Priceline Group Inc. Statistical Data In millions (Unaudited)

Gross Bookings	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15
International	$9,179	$7,758	$10,643	$11,682	$12,080	$9,233	$12,104	$13,092	$13,078
U.S.	1,586	1,379	1,637	1,856	1,743	1,426	1,672	1,868	1,700
Total	$10,765	$9,138	$12,280	$13,538	$13,823	$10,659	$13,775	$14,960	$14,778

Agency	$9,023	$7,576	$10,516	$11,581	$11,821	$8,974	$11,908	$12,867	$12,850
Merchant	1,742	1,562	1,764	1,957	2,002	1,685	1,867	2,094	1,928
Total	$10,765	$9,138	$12,280	$13,538	$13,823	$10,659	$13,775	$14,960	$14,778

Year/Year Growth
International	41.8%	41.2%	36.8%	36.2%	31.6%	19.0%	13.7%	12.1%	8.3%
excluding F/X impact	41%	42%	38%	35%	32%	27%	29%	30%	25%
U.S.	16.7%	26.5%	19.5%	20.6%	9.9%	3.4%	2.1%	0.7%	(2.5)%

Agency	40.5%	42.9%	37.5%	37.4%	31.0%	18.5%	13.2%	11.1%	8.7%
Merchant	23.7%	21.8%	17.2%	15.7%	15.0%	7.9%	5.8%	7.0%	(3.7)%

Total	37.5%	38.8%	34.2%	33.8%	28.4%	16.7%	12.2%	10.5%	6.9%
excluding F/X impact	36%	39%	35%	32%	29%	23%	26%	26%	22%

Units Sold	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15
Hotel Room-Nights	74.8	63.1	83.4	89.6	94.8	78.2	104.6	113.1	115.6
Year/Year Growth	35.6%	36.5%	32.0%	29.2%	26.7%	24.0%	25.4%	26.2%	22.0%

Rental Car Days	12.0	9.5	12.3	14.3	14.2	11.0	14.6	17.2	16.0
Year/Year Growth	27.5%	32.3%	24.6%	14.4%	18.1%	16.1%	18.0%	20.1%	13.0%

Airline Tickets	1.8	1.8	2.0	2.1	2.0	1.7	2.0	2.1	2.0
Year/Year Growth	8.6%	28.1%	22.6%	22.3%	8.0%	(4.0)%	(3.2)%	0.3%	(1.1)%

	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15
Revenue	$2,269.9	$1,541.2	$1,641.8	$2,123.6	$2,836.5	$1,840.1	$1,840.7	$2,280.4	$3,102.9
Year/Year Growth	33.0%	29.4%	26.1%	26.4%	25.0%	19.4%	12.1%	7.4%	9.4%

Gross Profit	$1,989.1	$1,333.3	$1,406.5	$1,883.0	$2,620.0	$1,674.7	$1,672.2	$2,092.9	$2,947.3
Year/Year Growth	42.4%	41.9%	39.3%	36.1%	31.7%	25.6%	18.9%	11.1%	12.5%

Amounts may not total due to rounding.

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers. International gross bookings consist of the gross bookings of Booking.com, agoda.com and rentalcars.com, in each case regardless of where the consumer is resident, from where the consumer makes a reservation or where the travel service is provided.

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